                                                               EXHIBIT 16(d)(2)


                                VOTING AGREEMENT

         THIS VOTING AGREEMENT (this "AGREEMENT") is dated as of April 19, 2001 by and among UNO RESTAURANT CORPORATION, a Delaware corporation (the "COMPANY"), and the shareholders of the Company listed on SCHEDULE I hereto (each, a "STOCKHOLDER" and, collectively, the "STOCKHOLDERS").

         WHEREAS, UNO RESTAURANT HOLDINGS CORPORATION, a Delaware corporation ("PARENT"), UNO ACQUISITION CORP., a Delaware corporation and a wholly-owned subsidiary of Parent ("ACQUISITION SUB"), and the Company propose to enter into an Agreement and Plan of Merger dated as of the date hereof (the "MERGER AGREEMENT"), which provides for, among other things, the merger of Acquisition Sub with and into the Company (the "MERGER");

         WHEREAS, as of the date hereof, the Stockholders are holders of shares of common stock, $0.01 par value per share, of the Company (the "COMMON STOCK") set forth opposite the name of each of the Stockholders on SCHEDULE I hereto (collectively, the "SHARES"); and

         WHEREAS, as a condition to the willingness of the Company to enter into the Merger Agreement, the Company has required that each Stockholder agrees, and in order to induce the Company to enter into the Merger Agreement, each Stockholder has agreed, severally and not jointly, to enter into this Agreement.

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

                                    ARTICLE 1

                               CERTAIN DEFINITIONS

         Section 1.1 GENERAL. Capitalized terms used and not defined herein have the respective meanings ascribed to them in the Merger Agreement.

                                    ARTICLE 2

                                VOTING OF SHARES

         Section 2.1 AGREEMENT TO VOTE THE SHARES. Each of the Stockholders hereby agrees to vote, or cause to be voted, at any duly called meeting of the shareholders of the Company at which matters relating to the Merger or the Merger Agreement are considered, all of the Shares of Common Stock held by such Stockholder, which number of shares is set forth opposite such Stockholder's name on SCHEDULE I hereto, in favor of the Merger, the Merger Agreement (as amended from time to time), and the other transactions contemplated by the Merger Agreement, provided, however, that the Stockholders shall not be required to vote as provided in this Section 2.1 if the Board of Directors of the Company (the "BOARD") or the Special Committee of the Board (the "SPECIAL COMMITTEE") withdraws its recommendation of the Merger or if the Merger Agreement is terminated in accordance with its terms.

         Section 2.2 ADDITIONAL SHARES. If, after the date hereof, a Stockholder becomes the holder of any additional shares of Common Stock (any such shares shall be referred to herein as "ADDITIONAL SHARES"), including, without limitation, upon exercise of any option to purchase shares of Common Stock, the provisions of this Agreement applicable to the Shares shall be applicable to such Additional Shares as if such Additional Shares had been outstanding Shares as of the date hereof. The provisions of the immediately preceding sentence shall be effective with respect to Additional Shares without action by any Person immediately upon the acquisition by a Stockholder of such Additional Shares.

         Section 2.3 NO OWNERSHIP INTEREST. Nothing contained in this Agreement shall be deemed to vest in the Company any direct or indirect ownership or incidence of ownership of or with respect to any Shares. All rights, ownership and economic benefits of and relating to the Shares shall remain and belong to the Stockholders, and the Company shall not exercise any power or authority to direct the Stockholders in the voting of any of the Shares, except as otherwise provided herein, or the performance of the Stockholders' duties or responsibilities as shareholders of the Company.

                                    ARTICLE 3

               REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS

         Each of the Stockholders hereby represents and warrants, severally and not jointly, to the Company as follows:

         Section 3.1 AUTHORITY RELATIVE TO THIS AGREEMENT. Such Stockholder has all necessary power and authority to execute and deliver this Agreement, to perform its, his or her obligations hereunder and to consummate the transactions contemplated hereby. Where such Stockholder is a corporation, partnership or other entity, the execution, delivery and performance of this Agreement by such Stockholder have been duly and validly authorized, to the extent necessary, by the board of directors or other governing body of such Stockholder, and no other proceedings on the part of such Stockholder are necessary to authorize this Agreement and where such Stockholder is an individual, such individual has the capacity to enter into this Agreement. This Agreement has been duly and validly executed and delivered by such Stockholder and, assuming the due authorization, execution and delivery by the other parties hereto, constitutes a legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms.

         Section 3.2 NO CONFLICT.

         (a) The execution and delivery of this Agreement by such Stockholder does not, and the performance of this Agreement by such Stockholder shall not,
(i) where such Stockholder is a corporation, partnership or other entity, conflict with or violate the organizational documents of such Stockholder, (ii) conflict with or violate any agreement, arrangement, law, rule, regulation, order, judgment or decree to which such Stockholder is a party or by which such Stockholder (or the Shares held by such Stockholder) is bound or affected or
(iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien (as defined below) on any of the Shares held by such Stockholder pursuant to any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which such Stockholder is a party or by which such Stockholder (or the Shares held by such Stockholder) is bound or affected.

         (b) The execution and delivery of this Agreement by such Stockholder does not, and the performance of this Agreement by such Stockholder shall not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental entity except for applicable requirements, if any, of federal or state securities and antitrust laws and except where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent the performance by such Stockholder of its, his or her obligations under this Agreement.

         Section 3.3 TITLE TO THE SHARES. As of the date hereof, such Stockholder is the sole owner (or together with his or her spouse, joint owner) of the Shares listed opposite the name of such Stockholder on SCHEDULE I hereto and has full and unrestricted power to dispose of and to vote such Shares (together with his or her spouse, in the case of jointly held Shares). The Shares listed opposite the name of such Stockholder on SCHEDULE I hereto are all the securities of the Company held by such Stockholder. Such Stockholder has not appointed or granted any proxy, which appointment or grant is still effective, with respect to the Shares held by such Stockholder. The Shares listed opposite the name of such Stockholder on SCHEDULE I hereto are owned free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, limitations on such Stockholder's voting rights, charges and other encumbrances of any nature whatsoever ("LIENS").

                                    ARTICLE 4

                        REPRESENTATIONS AND WARRANTIES OF
                                   THE COMPANY

         The Company hereby represents and warrants to each of the Stockholders as follows:

         Section 4.1 AUTHORITY RELATIVE TO THIS AGREEMENT. The Company has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby, to the extent necessary, have been duly and validly authorized by the Board, and no other proceedings on the part of the Company are necessary to authorize this Agreement or to consummate such transactions. This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by the other parties hereto, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

         Section 4.2 NO CONFLICT.

         (a) The execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company shall not, (i) conflict with or violate the organizational documents of the Company or (ii) conflict with or violate any agreement, arrangement, law, rule, regulation, order, judgment or decree to which the Company is a party or by which the Company is bound or affected.

         (b) The execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company shall not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental entity except for applicable requirements, if any, of federal or state securities, antitrust, franchise and liquor licensing laws and except where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent the performance by the Company of their obligations under this Agreement.

                                    ARTICLE 5

                          APPROVAL OF SPECIAL COMMITTEE

         Section 5.1 AMENDMENT. This Agreement may be amended by the parties hereto at any time; provided, however, that no amendment by the Company shall be effective unless first approved in writing by the Special Committee. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

         Section 5.2 WAIVER. Any party hereto may with respect to any other party hereto (a) extend the time for the performance of any of the obligations or other acts, (b) waive any inaccuracies in the representations and warranties contained herein, or (c) waive compliance with any of the agreements or conditions contained herein; provided, however, that no waiver or extension by the Company shall be effective unless first approved in writing by the Special Committee. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

         Section 5.3 TERMINATION. This Agreement shall terminate upon the earliest to occur of (i) the Effective Time, (ii) a withdrawal of the Board's or the Special Committee's recommendation of the Merger or the recommendation of either of them of an Acquisition Proposal, (iii) the termination of the Merger Agreement or (iv) by written agreement of the parties hereto; provided, however, that no agreement to terminate this Agreement by the Company shall be effective unless first approved in writing by the Special Committee. Upon the termination of this Agreement, no party shall have any further obligations or liabilities hereunder; provided, however, that nothing in this Agreement shall relieve any party from liability for the breach of any of its representations, warranties, covenants and agreements set forth in this Agreement prior to such termination.

                                    ARTICLE 6

                                  MISCELLANEOUS

         Section 6.1 SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

         Section 6.2 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement among the Company and the Stockholders with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among the Company and the Stockholders with respect to the subject matter hereof.

         Section 6.3 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereby shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in a mutually acceptable manner in order that the terms of this Agreement remain as originally contemplated.

         Section 6.4 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to agreements made and to be performed entirely within such state without giving effect to the provisions thereof relating to conflicts of law.

         Section 6.5 OBLIGATIONS OF STOCKHOLDERS. The obligations of the Stockholders hereunder shall be "several" and not "joint" or "joint and several". Without limiting the generality of the foregoing, under no circumstances shall any Stockholder have any liability or obligation with respect to any misrepresentation or breach of covenant of any other Stockholder.

         Section 6.6 OFFICERS AND DIRECTORS. No person who is or becomes (during the term of this Agreement) a director or officer of the Company, Parent or Acquisition Sub makes any agreement or understanding herein in his or her capacity as such director or officer, and nothing herein shall limit or affect, or give rise to any liability to any Stockholder by virtue of, any actions taken by any Stockholder solely in his or her capacity as an officer or director of the Company, Parent or Acquisition Sub, as the case may be, in exercising each of their respective rights under the Merger Agreement and the transactions contemplated thereby, and no such actions shall be deemed a breach or default under this Agreement.

         Section 6.7 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be an original and all of which, when taken together, shall constitute one and the same instrument.

         Section 6.8 FEES AND EXPENSES. The fees and expenses of the parties incident to preparing, entering into and performing its obligations under this Agreement and the consummation of the transactions contemplated hereunder shall be governed by Section 7.3 of the Merger Agreement, and the fees and expenses of the Stockholders shall be deemed to be the fees and expenses of Parent.

         Section 6.9 ASSIGNMENT. Neither this Agreement nor any of the rights, interests, or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise, by any Stockholder without the prior written consent of the Company, and any such assignment or delegation that is not consented to shall be null and void. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns (including without limitation any person to whom any Shares are sold, transferred or assigned).

         Section 6.10 PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, expressed or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

         IN WITNESS WHEREOF, the Company and each of the Stockholders have caused this Agreement to be duly executed on the date hereof.

                             UNO RESTAURANT CORPORATION

                             By: /s/ Craig S. Miller
                                 -----------------------------------------------
                                   Name:  Craig S. Miller
                                   Title:  President and Chief Executive Officer

                             STOCKHOLDERS:

                             UNO ASSOCIATES

                             By: /s/ Aaron D. Spencer
                                 -----------------------------------------------
                                   Aaron D. Spencer

                             /s/ Aaron D. Spencer
                             ---------------------------------------------------
                             Aaron D. Spencer

                             /s/ Craig S. Miller
                             ---------------------------------------------------
                             Craig S. Miller

                             /s/ Robert M. Vincent
                             ---------------------------------------------------
                             Robert M. Vincent

                             /s/ Alan M. Fox
                             ---------------------------------------------------
                             Alan M. Fox

                             /s/ Paul W. MacPhail
                             ---------------------------------------------------
                             Paul W. MacPhail

                             /s/ Lisa S. Cohen
                             ---------------------------------------------------
                             Lisa S. Cohen

                             /s/ Mark Spencer
                             ---------------------------------------------------
                             Mark Spencer

                              SCHEDULE I

            Stockholder:                    Number of Shares:
            -----------                     ----------------
Uno Associates                                     1,861,977
Aaron D. Spencer                                   4,184,582
Craig S. Miller                                       23,925
Robert M. Vincent                                      1,100
Alan M. Fox                                            1,100
Paul W. MacPhail                                           0
Lisa S. Cohen                                        233,557
Mark Spencer                                         264,917


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